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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Edelbrock Corporation

We hereby consent to the use in the Registration Statement on Form S-8, Registration Number 33-91354 of our report dated August 27, 1996, relating to the audit of the consolidated financial statements of Edelbrock Corporation, which are contained in and incorporated by reference to the Annual Report on Form 10-K for the year ended June 30, 1996.


                                                        BDO SEIDMAN, LLP


Los Angeles, California
September 20, 1996